Company Contact:

Jeffrey M. Armstrong

President and Chief Executive Officer

734-414-6100

Perceptron® Announces Appointments of

Keith R. Marchiando as Chief Financial Officer and Mark S. Hoefing as Chief Operating Officer

Plymouth, Michigan, February 12, 2014, Perceptron, Inc. (NASDAQ: PRCP), a leading global provider of non-contact 3D measurement, inspection and automation solutions, announced that the Board of Directors of the Company, following an extensive search, has appointed Keith R. Marchiando to serve as Vice President and Chief Financial Officer of the Company, effective February 17, 2014.

Mr. Marchiando will succeed Sylvia M. Smith, the Company’s acting Chief Financial Officer, who will return to her duties as Vice President, Controller and Chief Accounting Officer, effective February 17, 2014.

The Company also announced that Mark S. Hoefing has been named the Company’s Chief Operating Officer, effective immediately. In this role Mark will focus on driving operational excellence for our established businesses while ensuring that our plans are consistently executed for the Company’s significant and growing international operations.

Mr. Marchiando, 51, served as Executive Vice President and Chief Financial Officer of Carbon Motors Corporation, a specialty vehicle original equipment manufacturer, from January 2008 to February 2013. From April 2007 to December 2007, he served as an independent strategy and financial consultant to multiple manufacturing clients. From March 2005 to December 2006, he was the Senior Vice President and Chief Financial Officer of Dura Automotive Systems, Inc., a $2.2 billion automotive and specialty vehicle component supplier. From February 2003 to February 2005, he served as Vice President and Corporate Controller at Dura. Prior to joining Dura, Mr. Marchiando served in various financial management roles of increasing responsibility at Dow Chemical Company from 1997 to 2003 and Ford Motor Company from 1990 to 1997. He holds a Bachelor’s degree in Business Administration from Lehigh University and a Master’s degree in Industrial Administration from Carnegie Mellon University, Graduate School of Industrial Administration (Tepper School).

“I am delighted to welcome Keith to our senior executive team,” said Jeffrey M. Armstrong, President and Chief Executive Officer. “Keith brings finance, strategy and operational expertise combined with global industry experience. His significant track record in driving operational and financial improvements makes him an excellent fit for the CFO role at Perceptron. In addition, Keith will play a significant leadership role as the Company executes its growth plans and overall business strategy."

About Perceptron®

Perceptron develops, produces, and sells non-contact 3D machine vision solutions for measurement, inspection, and robot guidance in industrial applications. Manufacturing companies throughout the world rely on Perceptron's hardware and software solutions to help them manage their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Perceptron also offers Value Added Services such as training and customer support services. Headquartered in Plymouth, Michigan, Perceptron has approximately 240 employees worldwide, with operations in the United States, Germany, France, Spain, Brazil, Japan, Singapore, China, and India. For more information, please visit www.perceptron.com.

47827 Halyard Drive • Plymouth, Michigan 48170 • Phone 734-414-6100 • Fax 734-414-4700

February 12, 2014

Safe Harbor Statement

Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, such as statements about Mr. Hoefing’s focus on operational excellence, Mr. Marchiando’s expected contribution to Perceptron and the expansion of Perceptron’s business. When we use words such as “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” or similar expressions, we are making forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, risks associated with Mr. Marchiando’s ability to integrate into Perceptron’s management team and operations; risks associated with international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices; and other risks and uncertainties discussed from time to time in our reports filed with the Securities and Exchange Commission, including those listed in “Part I, Item 1A – Risk Factors” of the Company’s Annual Report on Form 10-K for fiscal 2013. Other factors not currently anticipated by management may also materially and adversely affect our financial condition, liquidity or results of operations. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.